Exhibit 99.1

Lands' End Announces Fourth Quarter and Fiscal 2017 Results

DODGEVILLE, Wis., March 22, 2018 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ: LE) today announced financial results for the 14-week fourth quarter and 53-week fiscal year ended February 2, 2018, compared to the 13-week fourth quarter and 52-week fiscal year ended January 27, 2017.

Fourth Quarter Fiscal 2017 Highlights:

•
Net revenue for the fourth quarter increased 11.3% to $510.6 million, which includes $25.9 million from the 53rd week, compared to $458.8 million in the fourth quarter last year. Direct segment net revenue increased 14.3% to $455.6 million, including $24.2 million from the 53rd week, as compared to the same period last year. Retail segment net revenue decreased 8.7% to $55.1 million, including $1.7 million from the 53rd week, as compared to the same period last year, primarily due to fewer Lands' End Shops at Sears. Same store sales on a comparable 13-week basis increased 5.0%.

•	Gross margin was 38.9% as compared to 38.6% in the fourth quarter last year.

•	The Company recorded a tax benefit during the quarter of $21.9 million primarily due to the U.S. Tax Cuts and Jobs Act ("Tax Reform").

•	Net income was $39.8 million, or $1.24 per diluted share. This compares to a Net loss of $94.8 million, or $2.96 per diluted share in the fourth quarter of fiscal 2016.

•	Adjusted EBITDA(2) was $37.3 million compared to $30.7 million in the fourth quarter of fiscal 2016.

Jerome S. Griffith, Chief Executive Officer, stated, "We are pleased with our strong performance in the fourth quarter, as we continued to gain momentum behind our merchandising, marketing, and digital initiatives, and ended the year on a solid note. During 2017, we stabilized the brand, grew our buyer file, reconnected with our core customer, improved our business processes, and drove growth across our four key categories. As we look forward, we will continue to execute on our strategic plan and continue to focus on driving consistent performance across the business."

Full Year Fiscal 2017 Highlights:

•
Net revenue for fiscal 2017 increased 5.3% to $1.41 billion, which includes $25.9 million from the 53rd week, compared to $1.34 billion last year. Direct segment net revenue increased 7.4% to $1.23 billion, including $24.2 million from the 53rd week. Retail segment net revenue decreased 7.5% to $172.6 million, including $1.7 million from the 53rd week, primarily due to fewer Lands' End Shops at Sears, partially offset by a 2.7% increase in same store sales on a comparable 52-week basis.

•	Gross margin was 42.5% as compared to 43.2% last year.

•	The Company recorded a tax benefit for the year of $27.7 million primarily due to the Tax Reform.

•	Net income was $28.2 million, or $0.88 per diluted share. This compares to a Net loss of $109.8 million, or $3.43 per diluted share, in fiscal 2016.

•	Adjusted EBITDA(2) was $58.3 million compared to $39.8 million in fiscal 2016.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents were $195.6 million as of February 2, 2018, compared to $213.1 million as of January 27, 2017. Net cash provided by operations was $28.4 million for the 53 weeks ended February 2, 2018, compared to net cash provided by operations of $24.1 million for the 52 weeks ended January 27, 2017.

Inventory was $332.3 million as of February 2, 2018, and $325.3 million as of January 27, 2017.

The Company had $152.7 million of availability under its asset-based senior secured credit facility and had $486.2 million of Long-term debt, net as of February 2, 2018.

Conference Call

The Company will host a conference call on Thursday, March 22, 2018, at 8:30 a.m. ET to review its fourth quarter and fiscal 2017 financial results and related matters. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com.

About Lands' End, Inc.

Lands' End, Inc. (NASDAQ: LE) is a leading multi-channel retailer of casual clothing, accessories, footwear and home products. We offer products through catalogs, online at www.landsend.com and affiliated specialty and international websites, and through retail locations.We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for women, men, kids and the home.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements about the Company’s momentum, the expected results from executing on our initiatives and strategies, and driving consistent results. All statements other than statements of historical fact, including without limitation, those with respect to the Company's goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: we may be unsuccessful in implementing our strategic initiatives, or our initiatives may not have their desired impact on our business; our ability to offer merchandise and services that customers want to purchase; changes in customer preference from our branded merchandise; customers' use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to our marketing efforts across all types of media; our maintenance of a robust customer list; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP implementation; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; if Sears Holdings Corporation sells or disposes of its retail stores, including pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the failure of Sears Holdings or its subsidiaries to perform under various agreements or our failure to have necessary systems and services in place when such agreements expire; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement; the ability of our principal shareholders to exert substantial influence over us; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended January 27, 2017. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS

Lands' End, Inc.
James Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

Investor Relations:
ICR, Inc.
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com

-Financial Tables Follow-

LANDS’ END, INC.
Consolidated Balance Sheets

Exhibit 99.1

(Unaudited)

(in thousands, except share data)	February 2, 2018	January 27, 2017
ASSETS
Current assets
Cash and cash equivalents	$195,581	$213,108
Restricted cash	2,356	3,300
Accounts receivable, net	49,860	39,284
Inventories, net	332,297	325,314
Prepaid expenses and other current assets	26,659	26,394
Total current assets	606,753	607,400
Property and equipment, net	136,501	122,836
Goodwill	110,000	110,000
Intangible asset, net	257,000	257,000
Other assets	13,881	17,155
Total assets	$1,124,135	$1,114,391
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$155,874	$162,408
Other current liabilities	100,257	86,446
Total current liabilities	256,131	248,854
Long-term debt, net	486,248	490,043
Long-term deferred tax liabilities	59,137	90,467
Other liabilities	15,526	13,615
Total liabilities	817,042	842,979
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01- authorized: 480,000,000 shares; issued and outstanding: 32,101,793 and 32,029,359, respectively	320	320
Additional paid-in capital	347,175	343,971
Accumulated deficit	(29,810)	(60,453)
Accumulated other comprehensive loss	(10,592)	(12,426)
Total stockholders’ equity	307,093	271,412
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,124,135	$1,114,391

Exhibit 99.1

LANDS’ END, INC.
Consolidated Statements of Operations
(Unaudited)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
(in thousands except per share data)	February 2, 2018	January 27, 2017	February 2, 2018	January 27, 2017
REVENUES
Net revenue	$510,633	$458,841	$1,406,677	$1,335,760
Cost of sales (excluding depreciation and amortization)	312,212	281,906	809,474	759,352
Gross profit	198,421	176,935	597,203	576,408

Selling and administrative	161,135	146,285	538,939	536,576
Depreciation and amortization	5,879	5,584	24,910	19,003
Intangible asset impairment	—	173,000	—	173,000
Other operating expense, net	1,717	500	4,269	460
Operating income (loss)	29,690	(148,434)	29,085	(152,631)
Interest expense	7,287	6,137	25,929	24,630
Other expense, net	4,520	3,032	2,708	1,619
Income (loss) before income taxes	17,883	(157,603)	448	(178,880)
Income tax benefit	(21,869)	(62,782)	(27,747)	(69,098)
NET INCOME (LOSS)	$39,752	$(94,821)	$28,195	$(109,782)
NET INCOME (LOSS) PER COMMON SHARE ATTRIBUTABLE TO STOCKHOLDERS
Basic:	$1.24	$(2.96)	$0.88	$(3.43)
Diluted:	$1.24	$(2.96)	$0.88	$(3.43)

Basic weighted average common shares outstanding	32,098	32,029	32,076	32,021
Diluted weighted average common shares outstanding	32,166	32,029	32,110	32,021

Exhibit 99.1

Use and Definition of Non-GAAP Financial Measures
1 Adjusted net income (loss) and Adjusted earnings (loss) per share - As a result of the Tax Reform, intangible asset impairment, transfer of corporate functions and impacts of product recall, the Company is presenting a reconciliation of Net income (loss) and Earnings per share determined in accordance with accounting principles generally accepted in the United States ("GAAP") to Adjusted Net income and Adjusted Earnings per share which excludes the impact of the Tax Reform, intangible asset impairment and the product recall.
2 Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), which is adjusted to exclude certain significant items as set forth below. Our management uses Adjusted EBITDA to evaluate the operating performance of our business, as well as for executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.
3 The sum of net income (loss) and adjustments per diluted common share may not equal the Adjusted earnings per share due to rounding.

While Adjusted net income (loss)1, Adjusted earnings (loss) per share1 and Adjusted EBITDA2 are non-GAAP measurements, management believes that they are important indicators of operating performance, and useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax costs, and

◦
For the 14 and 53 weeks ended February 2, 2018 and the 13 and 52 weeks ended January 27, 2017, we exclude the loss on disposal of property and equipment as management considers the gains or losses on disposal of assets to result from investing decisions rather than ongoing operations.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦
For the 13 and 52 weeks ended January 27, 2017, we exclude the impairment of our indefinite-lived trade name asset as this is a non-cash charge that is an unusual event that affects the comparability of our financial results.

◦
For the 14 and 53 weeks ended February 2, 2018, we exclude the impacts of the transfer of corporate functions, including severance and contract losses associated with a transition of certain corporate activities from our New York office to our Dodgeville headquarters.

◦	For the 14 and 53 weeks ended February 2, 2018, we exclude the impacts of the Tax Reform as they are a result of a nonrecurring event that affects the comparability of our financial results.

◦
For the 52 weeks ended January 27, 2017, an amount of a previously recorded recall was reversed due to lower than estimated customer return rates for the recalled products despite our efforts to contact impacted customers. These are unusual events that affect the comparability of our financial results.

Exhibit 99.1

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	14 Weeks Ended
(in thousands except per share data)	February 2, 2018
	Pre-tax	Tax impact	After-Tax	Adjusted Diluted EPS
Net income (loss) and earnings (loss) per share	$17,883	$(21,869)	$39,752	$1.24

Transfer of corporate functions	1,520	567	952	0.03
Tax Reform	—	28,370	(28,370)	(0.88)
Adjusted net income (loss) and adjusted earnings (loss) per share (1)(3)	$19,403	$7,068	$12,334	$0.38

	13 Weeks Ended
(in thousands except per share data)	January 27, 2017
	Pre-tax	Tax impact	After-Tax	Adjusted Diluted EPS
Net (loss) income and (loss) earnings per share	$(157,603)	$(62,782)	$(94,821)	$(2.96)

Intangible asset impairment	173,000	65,169	107,831	3.37
Adjusted net income (loss) and adjusted earnings (loss) per share (1)(3)	$15,397	$2,387	$13,010	$0.41

	53 Weeks Ended
(in thousands except per share data)	February 2, 2018
	Pre-tax	Tax impact	After-Tax	Adjusted Diluted EPS
Net income (loss) and earnings (loss) per share	$448	$(27,747)	$28,195	$0.88

Transfer of corporate functions	3,921	1,433	2,488	0.08
Tax Reform	—	28,370	(28,370)	(0.88)
Adjusted net income (loss) and adjusted earnings (loss) per share (1)(3)	$4,369	$2,056	$2,313	$0.07

	52 Weeks Ended
(in thousands except per share data)	January 27, 2017
	Pre-tax	Tax impact	After-Tax	Adjusted Diluted EPS
Net (loss) income and (loss) earnings per share	$(178,880)	$(69,098)	$(109,782)	$(3.43)

Intangible asset impairment	173,000	65,169	107,831	3.37
Product recall	(212)	(87)	(125)	—
Adjusted net income (loss) and adjusted earnings (loss) per share (1)(3)	$(6,092)	$(4,016)	$(2,076)	$(0.06)

Exhibit 99.1

	14 Weeks Ended		13 Weeks Ended
	February 2, 2018		January 27, 2017
(in thousands)	$’s	% of Net Sales	$’s	% of Net Sales
Net income (loss)	$39,752	7.8%	$(94,821)	(20.7)%
Income tax benefit	(21,869)	(4.3)%	(62,782)	(13.7)%
Other expense, net	4,520	0.9%	3,032	0.7%
Interest expense	7,287	1.4%	6,137	1.3%
Operating income (loss)	29,690	5.8%	(148,434)	(32.3)%
Intangible asset impairment	—	—%	173,000	37.7%
Depreciation and amortization	5,879	1.2%	5,584	1.2%
Transfer of corporate functions	1,520	0.3%	—	—%
Loss on disposal of property and equipment	197	—%	500	0.1%
Adjusted EBITDA (2)	$37,286	7.3%	$30,650	6.7%

	53 Weeks Ended		52 Weeks Ended
	February 2, 2018		January 27, 2017
(in thousands)	$’s	% of Net Sales	$’s	% of Net Sales
Net income (loss)	$28,195	2.0%	$(109,782)	(8.2)%
Income tax benefit	(27,747)	(2.0)%	(69,098)	(5.2)%
Other expense, net	2,708	0.2%	1,619	0.1%
Interest expense	25,929	1.8%	24,630	1.8%
Operating income (loss)	29,085	2.1%	(152,631)	(11.4)%
Intangible asset impairment	—	—%	173,000	13.0%
Depreciation and amortization	24,910	1.8%	19,003	1.4%
Product recall	—	—%	(212)	—%
Transfer of corporate functions	3,921	0.3%	—	—%
Loss on disposal of property and equipment	348	—%	672	0.1%
Adjusted EBITDA (2)	$58,264	4.1%	$39,832	3.0%

Exhibit 99.1

LANDS’ END, INC.
Consolidated and Combined Statements of Cash Flows
for Fiscal Years Ended
(Unaudited)

(in thousands)	February 2, 2018	January 27, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$28,195	$(109,782)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,910	19,003
Intangible asset impairment	—	173,000
Product recall	—	(212)
Amortization of debt issuance costs	1,904	1,712
Loss on disposal of property and equipment	348	672
Stock-based compensation	3,951	2,230
Deferred income taxes	(32,757)	(67,253)
Change in operating assets and liabilities:
Inventories	(2,709)	755
Accounts payable	(6,950)	16,951
Other operating assets	(3,234)	(12,356)
Other operating liabilities	14,779	(631)
Net cash provided by operating activities	28,437	24,089
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	68	47
Change in restricted cash	944	—
Purchases of property and equipment	(38,145)	(33,319)
Net cash used in investing activities	(37,133)	(33,272)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of employee withholding taxes on share-based compensation	(747)	(396)
Debt issuance costs	(1,515)	—
Payments on term loan facility	(5,150)	(5,150)
Net cash used in financing activities	(7,412)	(5,546)
Effects of exchange rate changes on cash	(1,419)	(531)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(17,527)	(15,260)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	213,108	228,368
CASH AND CASH EQUIVALENTS, END OF YEAR	$195,581	$213,108
SUPPLEMENTAL INFORMATION:
Supplemental Cash Flow Data:
Unpaid liability to acquire property and equipment	$7,756	$8,419
Income taxes paid	$3,379	$3,653
Interest paid	$23,458	$22,484

Exhibit 99.1

Financial information by segment is presented in the following tables for the 14 and 53 weeks ended February 2, 2018 and the 13 and 52 weeks January 27, 2017.

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
(in thousands)	February 2, 2018	January 27, 2017	February 2, 2018	January 27, 2017
Net revenue
Direct	$455,557	$398,489	$1,234,115	$1,149,149
Retail	55,076	60,352	172,562	186,611
Total Net revenue	$510,633	$458,841	$1,406,677	$1,335,760

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
(in thousands)	February 2, 2018	January 27, 2017	February 2, 2018	January 27, 2017
Adjusted EBITDA(2):
Direct	$50,608	$37,065	$104,632	$78,582
Retail	(629)	1,541	(7,866)	(5,339)
Corporate/ other	(12,693)	(7,956)	(38,502)	(33,411)
Total Adjusted EBITDA(2)	$37,286	$30,650	$58,264	$39,832